UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2017

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Prudential Plaza Suite 4100 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 819-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2017, Eduardo Menascé notified Hill-Rom Holdings, Inc. (the “Company”) of his decision not to stand for re-election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Shareholders to be held on March 14, 2017 (the “2017 Annual Meeting”). His decision was not the result of any disagreement with the Company or its management.

Item 8.01. Other Events.

On January 5, 2017, the Company announced that it will nominate Ms. Mary Garrett and Ms. Nancy M. Schlichting for election to the Board at the 2017 Annual Meeting. The election of directors will take place at the 2017 Annual Meeting.  A copy of the press release announcing Ms. Garrett’s and Ms. Schlichting’s nomination for election to the Board at the 2017 Annual Meeting is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit 99.1 Press release of Hill-Rom Holdings, Inc., dated January 5, 2017

Additional Information and Where to Find It

The foregoing press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Hill-Rom Holdings, Inc.  A solicitation of proxies in connection with the 2017 Annual Meeting will be made only by the Company’s definitive proxy statement that will be mailed to all shareholders of record on the record date of January 9, 2017. The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://ir.hill-rom.com. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Exchange Act solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2017 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the Proxy Statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and in its definitive proxy statement filed with the SEC on January 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: January 5, 2017	BY:	/s/ Deborah M. Rasin
Deborah M. Rasin
Senior Vice President
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Hill-Rom Holdings, Inc., dated January 5, 2017